Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Registration Statement on Form 10-SB of Attitude Drinks Incorporated (formerly Mason Hill Holdings, Inc.) of our report dated September 17, 2007, with respect to the financial statements of Mason Hill Holdings, Inc. as of March 31, 2007, and the related statements of operations, changes in stockholders' deficit and cash flows for each of the years in the two-year period ended March 31, 2007.

/s/ DEMETRIUS & COMPANY. L.L.C.

Wayne, New Jersey
November 9, 2007